UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 9, 2007
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On January 5, 2007, the United States (“U.S.”) Bankruptcy Court for the Southern District of New York (“U.S. Bankruptcy Court”) granted Delphi Corporation’s (“Delphi”) motion to obtain replacement post-petition financing of approximately $4.5 billion to refinance both its $2.0 billion Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement, dated as of November 21, 2006 (as amended, the “Amended DIP Credit Facility”) and the approximate $2.5 billion outstanding on its $2.825 billion Five Year Third Amended and Restated Credit Agreement, dated as of June 14, 2005 (as amended, the “Prepetition Facility”). As previously reported in Delphi’s Current Report on Form 8-K filed December 18, 2006, Delphi sought court approval to enter into the replacement post-petition financing and met with investors to discuss its plan. For more information regarding the Amended DIP Credit Facility, and the related approvals granted by the U.S. Bankruptcy Court under chapter 11 of the U.S. Bankruptcy Code, see Delphi’s previous Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on November 22, 2005, February 8, 2006, April 18, 2006, June 20, 2006, August 11, 2006 and November 14, 2006. For more information regarding Delphi’s Prepetition Facility, see Delphi’s 2005 Annual Report on Form 10-K and its quarterly report on Form 10-Q for the six-month period ended June 30, 2006.
On January 9, 2007, Delphi entered into a Revolving Credit, Term Loan, and Guaranty Agreement (the “Refinancing DIP Credit Facility”) to borrow up to approximately $4.5 billion from a syndicate of lenders. The Refinancing DIP Credit Facility consists of a $1.75 billion first priority revolving credit facility (“Tranche A” or the “Revolving Facility”), a $250 million first priority term loan (“Tranche B” or the “Tranche B Term Loan” and, together with the Revolving Facility, the “First Priority Facilities”), and an approximate $2.5 billion second priority term loan (“Tranche C” or the “Tranche C Term Loan”).
The Refinancing DIP Credit Facility carries an interest rate at the option of Delphi of either the Administrative Agent’s Alternate Base Rate plus (i), with respect to Tranche A borrowings, 1.50%, (ii) with respect to Tranche B borrowings, 1.25% and (iii) with respect to Tranche C borrowings, 1.75%, or LIBOR plus (x), with respect to Tranche A borrowings, 2.50%, (y) with respect to Tranche B borrowings, 2.25% and (z) with respect to Tranche C borrowings, 2.75%. The interest rate period can be set at a one, three, or six-month period as selected by Delphi in accordance with the terms of the Refinancing DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement of the Alternate Base Rate or LIBOR through the term of the Refinancing DIP Credit Facility. The Refinancing DIP Credit Facility will expire on the earlier of December 31, 2007 and the date of the substantial consummation of a reorganization plan that is confirmed pursuant to an order of the U.S. Bankruptcy Court. Borrowings under the Refinancing DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
The Refinancing DIP Credit Facility provides the lenders with a perfected first lien (with the relative priority of each tranche as set forth above) on substantially all material tangible and intangible assets of Delphi and its wholly-owned domestic subsidiaries (however, Delphi is only pledging 65% of the stock of its first tier foreign subsidiaries to the extent that, in its reasonable business judgment, adverse tax consequences would result) and further provides that amounts borrowed under the Refinancing DIP Credit Facility will be guaranteed by substantially all of Delphi’s affiliated Debtors, each as debtor and debtor-in-possession.
The amount outstanding at any one time under the First Priority Facilities is limited by a borrowing base computation as described in the Refinancing DIP Credit Facility. Borrowing base standards may be fixed and revised from time to time by the Administrative Agent in its reasonable discretion, with any changes in such standards to be effective 10 days after delivery of a written notice thereof to Delphi (or immediately, without prior written notice, during the continuance of an event of default).
The Refinancing DIP Credit Facility includes affirmative, negative and financial covenants that impose restrictions on Delphi’s financial and business operations, including Delphi’s ability to, among other things, incur or secure other debt, make investments, sell assets and pay dividends or repurchase stock. So long as the Facility Availability Amount (as defined in the Refinancing DIP Credit Facility) is equal or greater than $500 million, compliance with the restrictions on investments, mergers and disposition of assets do not apply (except in respect of investments in, and dispositions to, direct or indirect domestic subsidiaries of Delphi that are not guarantors).
The covenants require Delphi to, among other things, maintain a rolling 12-month cumulative Global EBITDAR for Delphi and its direct and indirect subsidiaries, on a consolidated basis, beginning on December 31, 2006 and ending on November 30, 2007 at the levels set forth in the Refinancing DIP Credit Facility.
The Refinancing DIP Credit Facility contains certain defaults and events of default customary for debtor-in-possession financings of this type. Upon the occurrence and during the continuance of any default in payment of principal, interest or other amounts due under the Refinancing DIP Credit Facility, interest on all outstanding amounts is payable on demand at 2% above the then applicable rate.
The foregoing description is qualified by the actual terms of the Refinancing DIP Credit Facility, which is attached to this document as Exhibit 99(a).
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
As described more fully in Item 1.01 above, Delphi has obtained replacement post-petition financing of approximately $4.5 billion to refinance both its $2.0 billion Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement, dated as of November 21, 2006 (as amended, the “Amended DIP Credit Facility”) and the approximate $2.5 billion outstanding on its $2.825 billion Five Year Third Amended and Restated Credit Agreement, dated as of June 14, 2005 (as amended, the “Prepetition Facility”). Concurrent with the entry into the Refinancing DIP Credit Facility described in Item 1.01, the Amended DIP Credit Facility and the Prepetition Facility were terminated. For more information regarding the material terms and conditions of the Amended DIP Credit Facility, and the related approvals granted by the U.S. Bankruptcy Court under chapter 11 of the U.S. Bankruptcy Code, see Delphi’s previous Current Reports on Form 8-K filed with the SEC on November 22, 2005, February 8, 2006, April 18, 2006, June 20, 2006, August 11, 2006 and November 14, 2006. For more information regarding the material terms and conditions of Delphi’s Prepetition Facility, see Delphi’s 2005 Annual Report on Form 10-K and its quarterly report on Form 10-Q for the six-month period ended June 30, 2006. The proceeds of the Tranche B Term Loan and Tranche C Term Loan were used to extinguish amounts outstanding under the Amended DIP Credit Facility and the Prepetition Facility. Delphi incurred no early termination penalties in connection with the termination of these agreements.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
As described more fully in Item 1.01 above, Delphi has obtained replacement post-petition financing of approximately $4.5 billion to refinance both its $2.0 billion Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement, dated as of November 21, 2006 (as amended, the “Amended DIP Credit Facility”) and the approximate $2.5 billion outstanding on its $2.825 billion Five Year Third Amended and Restated Credit Agreement, dated as of June 14, 2005 (as amended, the “Prepetition Facility”). On January 9, 2007, Delphi entered into a Revolving Credit, Term Loan, and Guaranty Agreement (the “Refinancing DIP Credit Facility”) to borrow up to approximately $4.5 billion from a syndicate of lenders. The Refinancing DIP Credit Facility consists of a $1.75 billion first priority revolving credit facility (“Tranche A” or the “Revolving Facility”), a $250 million first priority term loan (“Tranche B” or the “Tranche B Term Loan” and, together with the Revolving Facility, the “First Priority Facilities”), and an approximate $2.5 billion second priority term loan (“Tranche C” or the “Tranche C Term Loan”). Although Delphi has not borrowed any amounts under the Revolving Facility, it has received an aggregate of approximately $2.75 billion under the Tranche B Term Loan and Tranche C Term Loan. Such amounts were used to refinance amounts outstanding under the concurrently terminated Amended DIP Credit Facility and Prepetition Facility, see Item 1.02 above. For more information on the terms of the Tranche B Term Loan and Tranche C Term Loan, see Item 1.01 above and the related exhibits.
ITEM 8.01 OTHER EVENTS
On January 11, 2007, Delphi contributed approximately $50 million to its U.S. pension plans. These defined benefit pension plans are sponsored by Delphi and certain of its U.S. subsidiaries, all of whom (collectively, the “Debtors”) filed for court-supervised restructuring under chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”). The amount contributed represents the portion of the pension contribution attributable to services rendered by employees of the Debtors in the fourth quarter of 2006. Under the Employee Retirement Income Security Act and the U.S. Internal Revenue Code, a minimum funding payment of approximately $395 million to the U.S. pension plans was due on January 12, 2007. As permitted under Chapter 11, however, Delphi contributed only the portion of the contribution attributable to post-bankruptcy-petition service. The unpaid portion of the minimum funding payments remains payable as a claim against Delphi and will be determined in Delphi’s plan of reorganization with other claims. Delphi has appointed an independent fiduciary for all of its tax qualified defined benefit pension plans who is charged with pursuing claims on behalf of the plans to recover minimum funding contributions.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits. The following exhibits are being furnished as part of this report.

Exhibit
Number	Description
99(a)	Revolving Credit, Term Loan, and Guaranty Agreement dated January 9, 2007
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION
(Registrant)

Date: January 12, 2007

	By:	/s/ ROBERT J. DELLINGER

Robert J. Dellinger,
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
99(a)	Revolving Credit, Term Loan, and Guaranty Agreement dated January 9, 2007